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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)5
Registration Statement No. 333-219800

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

4.100% Senior Notes due 2025	$1,000,000,000	99.982%	$999,820,000	$129,776,64

4.500% Senior Notes due 2027	$750,000,000	99.780%	$748,350,000	$97,135.83

4.625% Senior Notes due 2030	$1,500,000,000	99.834%	$1,497,510,000	$194,376.80

Total	$3,250,000,000	—	$3,245,680,000	$421,289.26

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

Prospectus Supplement
(To Prospectus dated August 8, 2017)

$3,250,000,000

Booking Holdings Inc.

$1,000,000,000 4.100% Senior Notes due 2025

$750,000,000 4.500% Senior Notes due 2027

$1,500,000,000 4.625% Senior Notes due 2030

         We are offering $1,000,000,000 aggregate principal amount of our 4.100% senior notes due 2025 (the "2025 notes"), $750,000,000 aggregate principal amount of our 4.500% senior notes due 2027 (the "2027 notes") and $1,500,000,000 aggregate principal amount of our 4.625% senior notes due 2030 (the "2030 notes" and, together with the 2025 notes and the 2027 notes, the "notes"). The 2025 notes will bear interest at a rate of 4.100% per annum, payable semi-annually in arrears on April 13 and October 13 of each year, beginning October 13, 2020, and will mature on April 13, 2025. The 2027 notes will bear interest at a rate of 4.500% per annum, payable semi-annually in arrears on April 13 and October 13 of each year, beginning October 13, 2020, and will mature on April 13, 2027. The 2030 notes will bear interest at a rate of 4.625% per annum, payable semi-annually in arrears on April 13 and October 13 of each year, beginning October 13, 2020, and will mature on April 13, 2030.

         At our option, we may redeem some or all of the notes of the applicable series prior to the applicable Par Call Date at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, plus a specified "make-whole" premium described under "Description of Notes—Optional Redemption." We may also redeem some or all of the notes of the applicable series on or after the applicable Par Call Date at 100% of the principal amount of the notes of the applicable series, plus accrued and unpaid interest, if any. See "Description of Notes—Optional Redemption." The notes will be our senior unsecured obligations and will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other liabilities and commitments (including trade payables) of our subsidiaries. See "Description of Notes—Ranking." Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange.

         Investing in the notes involves risk. See "Risk Factors" beginning on page S-7 of this prospectus supplement.

	Public OfferingPrice(1)	Underwriting Discount	Proceeds Before Expenses to the Issuer(1)

Per 2025 Note	99.982%	0.350%	99.632%

Per 2027 Note	99.780%	0.400%	99.380%

Per 2030 Note	99.834%	0.450%	99.384%

Total	$3,245,680,000	$13,250,000	$3,232,430,000

(1)
Plus accrued interest, if any, from April 13, 2020.

         Neither the United States Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

         Delivery of the notes is expected to be made in book-entry form through the facilities of The Depository Trust Company ("DTC") and its participants, including Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream"), against payment therefor on or about April 13, 2020.

Joint Book-Running Managers

BofA Securities	Deutsche Bank Securities	Goldman Sachs & Co. LLC	J.P. Morgan

BNP PARIBAS	Citigroup	TD Securities	US Bancorp	Wells Fargo Securities

Co-Managers

HSBC	ICBC Standard Bank	Mizuho Securities	Standard Chartered Bank

Prospectus Supplement dated April 8, 2020

Prospectus Supplement

Prospectus

        The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See "Underwriting—Sales Outside the United States."

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, provides more general information about us and our debt securities and capital stock. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        We are only responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

        Unless we otherwise specify, when used in this prospectus supplement, the terms "Booking," "Booking Holdings Inc.," "we," "our," the "Company" and "us" refer to Booking Holdings Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

S-ii

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        The statements contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and conditions and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including the Risk Factors identified on page S-7 of this prospectus supplement and in the documents incorporated or deemed incorporated herein by reference. Therefore, actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements.

        Expressions of future goals and expectations and similar expressions, including "may," "will," "should," "could," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets" and "continue," reflecting something other than historical fact are intended to identify forward-looking statements. Our actual results could differ materially from those described in the forward-looking statements for various reasons including the risks we face, which are more fully described under "Risk Factors" in this prospectus supplement and under the caption "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by annual, quarterly and other reports and documents we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus. The following factors, among others, could cause our actual results to differ materially from those described in the forward-looking statements:

  •
  the severity, extent and duration of the global COVID-19 pandemic and its impact on our business and results of operations, financial condition and credit ratings, as well as on the travel and restaurant industries and consumer spending more broadly, the actions taken to contain the disease or treat its impact, the effect of remote working arrangements on our operations and the speed and extent of the recovery across the broader travel ecosystem;

  •
  adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control;

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  the effects of competition;

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  fluctuations in foreign currency exchange rates and other risks associated with doing business in multiple currencies;

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  our ability to successfully manage our growth and expand our global business;

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  our performance marketing efficiency and the general effectiveness of our marketing efforts;

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  our ability to respond to and keep up with the rapid pace of technological and market changes;

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  IT systems-related failures, data privacy risks and obligations, and/or security breaches;

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  any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us;

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  any write-downs or impairments of goodwill, intangible assets, long-lived assets, investments and/or increases in our provision for bad debts or cash advances to our travel service providers and restaurant partners;

  •
  adverse changes in relationships with travel service providers and restaurants;

S-iii

  •
  our ability to attract and retain qualified personnel; and

  •
  tax, legal and regulatory risks.

        Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, carefully review the reports and documents we file or furnish from time to time with the SEC, particularly our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see "Where You Can Find More Information."

S-iv

SUMMARY

        This summary highlights information from this prospectus supplement and may not contain all the information that may be important to you. Accordingly, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial data and related notes, before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section entitled "Where You Can Find More Information" in this prospectus supplement. You should pay special attention to the "Risk Factors" sections of this prospectus supplement, the accompanying prospectus and the discussion under the caption "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by annual, quarterly and other reports and documents we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus, to determine whether an investment in the notes is appropriate for you.

 Our Business

        Our mission is to make it easier for everyone to experience the world. We seek to empower people to cut through travel barriers, such as money, time, language and overwhelming options, so they can use our services to easily and confidently get where they want to go, stay where they want to stay, dine where they want to dine, pay how they want to pay and experience what they want to experience. We operate six primary, consumer-facing brands:

  •
  Booking.com—the world's leading brand for booking online accommodation reservations, based on room nights booked.

  •
  Rentalcars.com—a leading online worldwide rental car reservation service.

  •
  KAYAK—a leading online meta-search service allowing consumers to easily search and compare travel itineraries and prices, including airline ticket, accommodation reservation and rental car reservation information.

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  Priceline—a leading hotel, rental car, airline ticket and vacation package online reservation service in North America.

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  Agoda—a leading online accommodation reservation service catering primarily to consumers in the Asia-Pacific region.

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  OpenTable—a leading provider of online restaurant reservation services to consumers and restaurant reservation management services to restaurants.

        Our business is driven primarily by international results, which consist of the results of Booking.com, agoda and Rentalcars.com and the international businesses of KAYAK and OpenTable. This classification is independent of where the consumer resides, where the consumer is physically located while using our services or the location of the travel service provider or restaurant. For example, a reservation made through Booking.com at a hotel in New York by a consumer in the United States is part of our international results. During the year ended December 31, 2019, our international business (the substantial majority of which is generated by Booking.com) represented approximately 90% of our consolidated revenues. A significant majority of our revenues, including a significant majority of our international revenues, is earned in connection with facilitating accommodation reservations. See the notes to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019, incorporated by reference herein, for more geographic information.

        We derive substantially all of our revenues from enabling consumers to make travel service reservations. We also earn revenues from credit card processing rebates and customer processing fees,

advertising services, restaurant reservations and restaurant management services, and various other services, such as travel-related insurance.

        For the year ended December 31, 2019, we had revenues of $15.1 billion, which we classify as "agency" revenues, "merchant" revenues and "advertising and other" revenues.

  •
  Agency revenues are derived from travel-related transactions where we do not facilitate payments from travelers for the services provided. We invoice the travel service providers for our commissions after travel is completed. Agency revenues consist almost entirely of travel reservation commissions.

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  Merchant revenues are derived from travel-related transactions where we facilitate payments from travelers for the service provided, generally at the time of booking. Merchant revenues include travel reservation commissions and transaction net revenues (i.e., the amount charged to travelers less the amount owed to travel service providers) in connection with our merchant reservation services; credit card processing rebates and customer processing fees; and ancillary fees, including travel-related insurance revenues and certain global distribution system ("GDS") reservation booking fees. Substantially all merchant revenues are derived from transactions where travelers book accommodation reservations or rental car reservations.

  •
  Advertising and other revenues are derived primarily from (a) revenues earned by KAYAK for sending referrals to online travel companies ("OTCs") and travel service providers and for advertising placements on its platforms and (b) revenues earned by OpenTable for its restaurant reservation services and subscription fees for restaurant management services.

        Booking Holdings Inc. was formed as a Delaware limited liability company in 1997 and was converted into a Delaware corporation named priceline.com Incorporated in July 1998. On April 1, 2014, the Company changed its name from priceline.com Incorporated to The Priceline Group Inc., and, on February 21, 2018, the Company changed its name to Booking Holdings Inc. Our common stock is listed on the NASDAQ Global Select Market under the symbol "BKNG." Our principal executive offices are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854.

Concurrent Private Offering

        Concurrently with this offering, we are also offering, by means of a separate offering memorandum, $750,000,000 aggregate principal amount of 0.75% convertible senior notes due 2025 (the "convertible notes"), in a private offering pursuant to Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Act"), (the "Concurrent Private Offering"). We have granted the initial purchasers in the Concurrent Private Offering an option to purchase, for settlement within a period of 13 days from, and including, the date convertible notes are first issued, up to an additional $112,500,000 aggregate principal amount of convertible notes. The closing of this offering of the notes is not conditioned upon the closing of the Concurrent Private Offering, and the closing of the Concurrent Private Offering is not conditioned upon the closing of this offering of the notes. No assurance can be made that the Concurrent Private Offering will be consummated on its proposed terms or at all. The convertible notes are only being offered pursuant to a separate confidential offering memorandum and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the convertible notes.

        We estimate that the net proceeds to us from the Concurrent Private Offering will be approximately $735 million (or approximately $845 million if the initial purchasers fully exercise their option to purchase additional convertible notes), after deducting the initial purchasers' discounts and commissions and other estimated offering expenses payable by us. We intend to use the net proceeds of the Concurrent Private Offering for general corporate purposes, which may include repayment of debt, including the repayment, at maturity or upon conversion prior thereto, of our 0.35% Convertible Senior Notes due June 2020 and our 0.90% Convertible Senior Notes due September 2021.

Amendment to Revolving Credit Facility

        On April 7, 2020, we entered into an amendment (the "Amendment") to our $2 billion revolving credit facility pursuant to which the maximum leverage ratio covenant, compliance with which is a condition to our ability to borrow thereunder, has been suspended through and including the fiscal quarter ending March 31, 2021, and has been replaced with a minimum liquidity covenant based on unrestricted cash, cash equivalents, short-term investments and unused capacity under the revolving credit facility. Prior to the payment in full of our 0.35% Convertible Senior Notes due June 2020, the minimum liquidity requirement is $5.5 billion. Following such payment, the minimum liquidity requirement is $4.5 billion. The foregoing description is only a summary of the Amendment and is qualified in its entirety by reference to the Amendment. For further information, see Item 1.01 of our Current Report on Form 8-K filed on April 8, 2020, which is incorporated by reference herein.

Recent Developments

        Since the onset of the COVID-19 outbreak, we have taken several actions to mitigate the impact of the virus on our business. Near-term actions include:

  •
  working with our customers and partners to help them navigate short-term reservation disruptions;

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  cutting non-essential business travel across our business;

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  cancelling internal company events and offsites;

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  dramatically reducing our marketing spend worldwide;

  •
  implementing a general hiring freeze company-wide until further notice; and

  •
  Booking Holdings CEO and CEOs of the brands deciding to forego salaries during the COVID-19 crisis (members of our Board of Directors have also voluntarily declined to accept any cash retainer payments during this time).

        The actions we are taking will ensure that we can continue to support our employees, customers and partners through this crisis, and will better position us for the recovery when that time comes. See "Risk Factors—The COVID-19 outbreak has had and is expected to continue to have a material negative impact on our business."

        Although the COVID-19 pandemic is unprecedented in scope and effect, we believe that travel will rebound at some point as it did following other events such as SARS, 9/11 and the global financial crisis of 2008-2009. We believe that we will be well positioned to emerge from the COVID-19 crisis and extend our leadership with the size of our demand platform becoming increasingly more valuable to our supply partners, our ability to take advantage of customer acquisition opportunities when travel demand returns and our strong cash and liquidity position, which may provide opportunistic uses of capital following the crisis.

 The Offering

        The summary below describes the principal terms of the notes and may not contain all of the information that may be important to you. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section, "we," "our" and "us" refer only to Booking Holdings Inc. and not to its consolidated subsidiaries.

Issuer	Booking Holdings Inc.
Securities Offered	$3,250,000,000 aggregate principal amount of notes, consisting of:
$1,000,000,000 aggregate principal amount of 4.100% senior notes due 2025.
$750,000,000 aggregate principal amount of 4.500% senior notes due 2027.
$1,500,000,000 aggregate principal amount of 4.625% senior notes due 2030.
Interest and Interest Payment Dates

Interest on the notes will be payable semi-annually in arrears on April 13 and October 13 of each year, commencing on October 13, 2020. The 2025 notes will bear interest at 4.100% per annum. The 2027 notes will bear interest at 4.500% per annum. The 2030 notes will bear interest at 4.625% per annum. Interest will accrue from April 13, 2020.

Maturity	The 2025 notes will mature on April 13, 2025.
The 2027 notes will mature on April 13, 2027.
The 2030 notes will mature on April 13, 2030.
Ranking	The notes will be our general senior unsecured obligations, ranking:
• equal in right of payment with our other senior unsecured indebtedness;
• senior in right of payment to any future indebtedness of ours that is contractually subordinated to the notes;
• structurally subordinated to the existing and future indebtedness and other liabilities and commitments (including trade payables) of our subsidiaries; and
• effectively subordinated to any secured indebtedness of ours to the extent of the value of the assets securing such indebtedness.
As of December 31, 2019, the aggregate amount of liabilities of our consolidated subsidiaries, excluding intercompany liabilities, was approximately $5.5 billion.

Use of Proceeds

We intend to use the net proceeds of this offering for general corporate purposes, which may include repayment of debt, including the repayment, at maturity or upon conversion prior thereto, of our 0.35% Convertible Senior Notes due June 2020 and our 0.90% Convertible Senior Notes due September 2021. See "Use of Proceeds."

Optional Redemption

The notes of each series will be redeemable in whole or in part by us prior to the applicable Par Call Date at a redemption price equal to 100% of the principal amount of the notes of the applicable series plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption, plus a specified "make-whole" premium described under "Description of Notes—Optional Redemption."

The notes will also be redeemable in whole or in part by us on or after the applicable Par Call Date at 100% of the principal amount of the notes of the applicable series plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

Further Issuances

We may, without the consent of the holders, issue additional notes of a series under the indenture in the future with the same terms (except for the issue date, price to public and, if applicable, the initial interest payment date) and with the same CUSIP number as the other notes of such series in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the other notes of such series for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

Sinking Fund	The notes will not be entitled to the benefit of any sinking fund.
Listing and Trading	Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange.
Global Notes; Book-Entry System	The notes will be represented by one or more global notes. The global notes will be deposited with the trustee, as custodian for DTC.

Ownership of beneficial interests in the global notes will be shown on, and transfers of such interests will be effected only through, records maintained in book-entry form by DTC and its direct and indirect participants, including the depositaries for Clearstream or Euroclear.

The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. See "Description of Notes—Global Notes, Book-Entry Form."
Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

Material United States Federal Income Tax Consequences	For a discussion of material U.S. federal income tax consequences of the purchase, holding and disposition of the notes, see "Material U.S. Federal Income Tax Considerations."
Trustee, Registrar and Paying Agent	U.S. Bank National Association.
Risk Factors

Investment in the notes involves certain risks. You should carefully consider the information under "Risk Factors" beginning on page S-7, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes.

RISK FACTORS

        Investing in the notes involves risks. Before purchasing any notes, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein.

Risks Related to Our Business and Industry

        The risks described in this prospectus supplement are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In such a case, you may lose all or part of your investment in the notes. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by annual, quarterly and other reports and documents we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

The COVID-19 outbreak has had and is expected to continue to have a material negative impact on our business.

        In December 2019, a novel strain of coronavirus, COVID-19, was first detected in Wuhan, China, and has since spread to other regions, including the United States and Europe. On March 11, 2020, the World Health Organization declared that the rapidly spreading COVID-19 outbreak was a global pandemic. In response to the pandemic, many governments around the world are implementing a variety of measures to reduce the spread of COVID-19, including travel restrictions and bans, instructions to residents to practice social distancing, quarantine advisories, shelter-in-place orders and required closures of non-essential businesses. These government mandates have forced many of the partners on whom our business relies, including hotels and other accommodation providers, airlines and restaurants, to seek government support in order to continue operating, to curtail drastically their service offerings or to cease operations entirely. Further, these measures have materially adversely affected, and may further affect, consumer sentiment and discretionary spending patterns, economies and financial markets, and our workforce, operations and customers.

Impact on our financial results and prospects

        The outbreak of COVID-19 and the resulting economic conditions and government orders have resulted in a material decrease in consumer spending and an unprecedented decline in travel and restaurant activities and consumer demand for related services. Our financial results and prospects are almost entirely dependent on the sale of such travel and restaurant-related services. Although it is impossible to accurately predict the ultimate impact of these developments on our business, our expected results for the quarter ended March 31, 2020 have been significantly and negatively impacted, with a material decline in gross travel bookings, room nights booked, total revenues, net income, cash flow from operations and Adjusted EBITDA as compared to the corresponding period in 2019. Newly-booked room night reservations—excluding the impact of cancelations—have been declining as the COVID-19 outbreak has spread, and in recent days have decreased by over 85% as compared to the comparable period in 2019. This downward trend could continue and newly-booked room night reservations may be canceled.

        Due to the uncertain and rapidly evolving nature of current conditions around the world, we are unable to predict accurately the impact that COVID-19 will have on our business going forward. We currently expect, however, that the COVID-19 outbreak will impact our financial performance for the quarter ended June 30, 2020, much more significantly than it impacted the quarter ended March 31, 2020, primarily because an increasing number of markets and locations will have been subject to the governmental measures and economic disruptions noted above during the entirety of the second quarter (as compared to the first quarter, when the effects of the outbreak were largely limited to China and certain other Asian markets during January 2020 and much of February 2020). With the spread of COVID-19 to Europe, the United States and other regions, we expect the outbreak and its effects to continue to have a significant adverse impact on our business for the duration of the pandemic and during the subsequent economic recovery, which could be an extensive period of time.

Impact on liquidity, our credit ratings and ongoing access to capital

        Prior to giving effect to this offering, the Concurrent Private Placement or any other external financing, and without accessing our revolving credit facility, we believe that: (a) if our current business volumes persist indefinitely, our current liquidity will be sufficient to meet the operational and other needs of our business through at least the end of 2021, and (b) if our business volumes continue to decline, our current liquidity will be sufficient to meet the operational and other needs of our business until the second half of 2021. We cannot, however, assure you that this will be the case. Our continued access to sources of liquidity depends on multiple factors, including global economic conditions, the condition of global financial markets, the availability of sufficient amounts of financing, our operating performance and our credit ratings. On March 24, 2020, Moody's Investors Service affirmed our A3 senior unsecured debt rating, but changed the outlook to negative from stable. If our credit ratings were to be downgraded, or financing sources were to ascribe higher risk to our rating levels, our industry or us, our access to capital and the cost of any financing would be negatively impacted. We currently have $2.0 billion available under our revolving credit facility, which provides an additional source of liquidity, but our ability to access the revolving credit facility depends on satisfaction of, among other things, a financial test, which we may not be able to satisfy if the deterioration of our business continues. See "Summary—Amendment to Revolving Credit Facility." There is no guarantee that additional debt financing will be available in the future to fund our obligations, or that it will be available on commercially reasonable terms, in which case we may need to seek other sources of funding. In addition, the terms of future debt agreements could include more restrictive covenants, which could restrict our business operations.

Potential impairments of goodwill, long-term investments and long-lived assets; increasing provisions for bad debt and for cash advances to our travel service provider and restaurant partners; and increases in cash outlays to refund consumers for prepaid reservations

        As a result of the deterioration of our business due to the COVID-19 outbreak, we are currently evaluating goodwill, long-term investments and long-lived assets for possible impairment. We currently believe that our goodwill (a substantial portion of which relates to OpenTable and KAYAK with a combined carrying value of $2.1 billion as of December 31, 2019), long-term investments and/or long-lived assets may have experienced a decline in value due to the COVID-19 outbreak, and it is likely that we will record a significant impairment charge when we report our results for the quarter ended March 31, 2020. In addition, given the volatility in global markets and the financial difficulties faced by many of our travel service provider and restaurant partners, we expect to increase our provisions for bad debt and for cash advances to our travel service provider and restaurant partners, which increase could be material. Moreover, due to the high level of cancelations of existing bookings, we have incurred, and expect to continue to incur, higher than normal cash outlays to refund consumers for prepaid reservations paid to us. Any material increase in our provisions for bad debt or for cash advances to travel service provider and restaurant partners, and any material increase in cash outlays to consumers, would have a corresponding effect on our results of operations and related cash flows.

Ongoing impact of the COVID-19 outbreak on our business operations

        The extent of the effects of the COVID-19 outbreak on our business, results of operations, cash flows and growth prospects is highly uncertain and will ultimately depend on future developments. These include, but are not limited to, the severity, extent and duration of the global pandemic and its impact on the travel and restaurant industries and consumer spending more broadly; actions taken by national, state and local governments to contain the disease or treat its impact, including travel restrictions and bans, required closures of non-essential businesses and aid and economic stimulus efforts; the effect of the changes in hiring levels and remote working arrangements that we have implemented on our operations, including the health and productivity of management and our employees, and our ability to maintain our financial reporting processes and related controls; the impact on our contracts with our partners, including force majeure provisions; our ability to withstand increased cyberattacks that we and many businesses are experiencing; the speed and extent of the recovery across the broader travel ecosystem; and the duration, timing and severity of the impact on customer spending, including any economic recession resulting from the pandemic. The pandemic may continue to expand in regions that have not yet been affected by the COVID-19 outbreak after conditions begin to recover in currently affected regions, which could continue to affect our business. Also, existing restrictions in affected areas could be extended after the virus has been contained in order to avoid relapses, and regions that recover from the outbreak may suffer from a relapse and re-imposition of restrictions.

        Our business is dependent on the availability of a large number of accommodations (particularly independently-owned accommodations) and restaurants, and on the ability of consumers to travel to such accommodations and restaurants on airlines and railways. We do not expect economic and operating conditions for our business to improve until consumers are once again willing and able to travel, and our travel service provider and restaurant partners are once again willing and able to serve those consumers. This may not occur until well after the broader global economy begins to improve. Additionally, our business is also dependent on consumer sentiment and discretionary spending patterns. Current economic forecasts predict significant increases in unemployment in the United States and other regions due to the adoption of social distancing and other policies to slow the spread of the virus, which are likely to have a negative impact on consumer discretionary spending, including for the travel and restaurant industries. Even when economic and operating conditions for our business improve, we cannot predict the long-term effects of the pandemic on our business or the travel and restaurant industries as a whole. If the travel and restaurant industries are fundamentally changed by the COVID-19 outbreak in ways that are detrimental to our operating model, our business may continue to be adversely affected even as the broader global economy recovers.

        To the extent that the COVID-19 outbreak continues to adversely affect our business and financial performance, it may also have the effect of heightening many of the other risks identified in the "Risk Factors" section of our most recently filed Annual Report on Form 10-K, such as those relating to our substantial amount of outstanding indebtedness.

Risks Relating to the Notes

The notes will be effectively subordinated to any secured indebtedness that we may incur.

        The notes will be our general senior unsecured obligations and will rank equally in right of payment with all our other senior unsecured indebtedness, including our other outstanding series of senior unsecured notes (including our outstanding convertible senior notes and any convertible notes issued pursuant to the Concurrent Private Offering) and any borrowings under our revolving credit facility. The notes will be effectively subordinated, however, to any secured debt we incur to the extent of the value of the assets securing such debt. As of the date of this prospectus supplement, we had no secured indebtedness outstanding. Although the indenture governing the notes contains certain limitations on our ability to incur secured indebtedness, it nevertheless permits us to incur a significant amount of secured indebtedness.

        In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the notes will be entitled to be paid in full from our assets before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our assets that secure secured debt only after all such secured debt has been repaid in full from the proceeds of such assets. In any of the foregoing circumstances, there may not be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

We may incur additional indebtedness ranking equal to the notes.

        The indenture governing the notes does not contain any financial or operating covenants that would prohibit or limit us or our subsidiaries from incurring additional indebtedness and other liabilities, paying dividends or issuing securities or repurchasing securities issued by us or any of our subsidiaries. The incurrence of additional indebtedness could adversely affect our ability to pay our obligations on the notes. In addition to the Concurrent Private Offering, we anticipate that from time to time we will incur additional indebtedness in the future.

        If we incur additional indebtedness that ranks equally in right of payment with the notes, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding-up. This may have the effect of reducing the amount of proceeds paid to you.

The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

        The notes will be a senior unsecured obligation of Booking Holdings Inc. A significant portion of our assets consists of direct and indirect ownership interests in, and our business is conducted through, our subsidiaries. As a consequence, the notes will be structurally subordinated to existing and future indebtedness and other liabilities and commitments (including trade payables) of our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Our right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise, and the ability of holders of the notes to benefit indirectly from any such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent we are recognized as a creditor of that subsidiary. All obligations of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise. As of December 31, 2019, the aggregate amount of liabilities of our consolidated subsidiaries, excluding intercompany liabilities, was approximately $5.5 billion.

The notes do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your notes.

        Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange. An active trading market for the notes may never develop or, even if it develops, may not last, in which case the trading price of the notes could be adversely affected and your ability to transfer your notes will be limited. If an active trading market does develop, the notes may trade at prices lower than the offering price. The trading price of the notes will depend on many factors, including:

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic and financial market conditions;

  •
  our issuance of debt or preferred equity securities; and

  •
  our financial condition, results of operations and prospects.

        We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market-making at any time without notice.

Ratings of the notes may change and affect the market price and marketability of the notes.

        Our debt securities are subject to periodic review by one or more independent credit rating agencies, and may be subject to rating and periodic review by additional independent credit rating agencies in the future. Any such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of the rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot assure you that such credit rating will remain in effect for any given period of time or that any such rating will not be lowered, suspended or withdrawn entirely by the rating agency, if, in such rating agency's judgment, circumstances so warrant. It is also possible that any such rating may be lowered in connection with the COVID-19 outbreak; or in connection with future events, such as future acquisitions. See—"The COVID-19 outbreak has had and is expected to continue to have a material negative impact on our business." Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the notes.

Redemption prior to maturity may adversely affect your return on the notes.

        Since the notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate that is as high as the interest rate on your notes being redeemed. See "Description of Notes—Optional Redemption."

An increase in market interest rates could result in a decrease in the market value of the notes.

        The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes and market interest rates increase, the market value of those notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS

        We expect to receive net proceeds of approximately $3.23 billion from the sale of the notes to the underwriters, after deducting the underwriting discounts and other estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, which may include repayment of debt, including the repayment, at maturity or upon conversion prior thereto, of our 0.35% Convertible Senior Notes due June 2020 (which mature on June 15, 2020, and bear interest at the rate of 0.35% per annum) and our 0.90% Convertible Senior Notes due September 2021 (which mature on September 15, 2021, and bear interest at the rate of 0.90% per annum).

 CAPITALIZATION

        The table below sets forth the following information, which is qualified in its entirety by our financial statements and other information incorporated by reference herein:

  •
  our cash, cash equivalents and short-term and long-term investments and our capitalization as of December 31, 2019, on an actual basis, and

  •
  our cash, cash equivalents and short-term and long-term investments and our capitalization as of December 31, 2019, as adjusted to give effect to the sale of the notes and the sale of the convertible notes in the Concurrent Private Offering, in each case, after deducting the initial purchasers' or underwriting discounts and other estimated offering expenses payable by us.

        You should read this table in conjunction with our consolidated financial statements and related notes incorporated by reference herein, "Risk Factors" and "Use of Proceeds."

	As of December 31, 2019 (dollars in millions, except share and per share data)
	Actual	As Adjusted
Cash, cash equivalents and short-term and long-term investments(1)	$11,787	$15,753

Short-term debt:
0.35% Convertible Senior Notes due June 2020(10)	1,000	1,000
Existing long-term debt:
Credit Facility(2)	—	—
0.90% Convertible Senior Notes due September 2021(10)	1,000	1,000
0.80% Senior Notes due March 2022(3)	1,123	1,123
2.15% Senior Notes due November 2022(4)	842	842
2.75% Senior Notes due March 2023	500	500
2.375% Senior Notes due September 2024(5)	1,123	1,123
3.65% Senior Notes due March 2025	500	500
3.60% Senior Notes due June 2026	1,000	1,000
1.80% Senior Notes due March 2027(6)	1,123	1,123
3.55% Senior Notes due March 2028	500	500
Notes offered pursuant to the Concurrent Private Offering(8):
0.75% Convertible Senior Notes due 2025(7)	—	750
Notes offered hereby:
4.100% Senior Notes due 2025	—	1,000
4.500% Senior Notes due 2027	—	750
4.625% Senior Notes due 2030	—	1,500

Total long-term debt(9)	7,640	11,606

Total debt(9)	8,628	12,594

Stockholders' equity:
Common stock, $0.008 par value per share; authorized 1,000,000,000 shares; 63,179,471 shares issued	—	—
Treasury stock, 21,762,070 shares	(22,864)	(22,864)
Additional paid-in capital(7)	5,756	5,756
Retained earnings	23,232	23,232
Accumulated other comprehensive income (loss)	(191)	(191)

Total stockholders' equity(7)	5,933	5,933

Total capitalization(7)	$14,561	$18,527

(1)
Includes short term and long term investments of $998 million and $4,477 million, respectively, at December 31, 2019. Exclusive of restricted cash.

(2)
As of December 31, 2019, there were no borrowings under our revolving credit facility and there were approximately $5 million of letters of credit issued under our revolving credit facility. See "Summary—Amendment to Revolving Credit Facility."

(3)
The 0.80% Senior Notes due March 2022 were issued with an aggregate principal amount of €1,000 million, and the amount shown is the U.S. dollar equivalent of the aggregate principal amount of the notes outstanding using the exchange rate of €1.00=$1.123 on December 31, 2019.

(4)
The 2.15% Senior Notes due November 2022 were issued with an aggregate principal amount of €750 million, and the amount shown is the U.S. dollar equivalent of the aggregate principal amount of the notes outstanding using the exchange rate of €1.00=$1.123 on December 31, 2019.

(5)
The 2.375% Senior Notes due September 2024 were issued with an aggregate principal amount of €1,000 million, and the amount shown is the U.S. dollar equivalent of the aggregate principal amount of the notes outstanding using the exchange rate of €1.00=$1.123 on December 31, 2019.

(6)
The 1.80% Senior Notes due March 2027 were issued with an aggregate principal amount of €1,000 million, and the amount shown is the U.S. dollar equivalent of the aggregate principal amount of the notes outstanding using the exchange rate of €1.00=$1.123 on December 31, 2019.

(7)
Total aggregate principal amount of the convertible notes offered in the Concurrent Private Offering is $750 million, excluding the $112.5 million principal amount of additional convertible notes subject to the initial purchasers' option to purchase additional convertible notes. The amount set forth under "0.75% Convertible Senior Notes due 2025" reflects the principal amount of the convertible notes offered in the Concurrent Private Offering without deduction for the equity component of the convertible notes or issuance costs. Does not reflect any equity component of the convertible notes as an increase to additional paid-in capital or stockholders' equity. Does not reflect adjustments to additional paid-in capital or stockholders' equity on conversion or repurchase of other convertible notes.

(8)
We cannot assure you that the Concurrent Private Offering will be consummated on its proposed terms or at all. The closing of this offering of the notes is not conditioned upon the closing of the Concurrent Private Offering, and the closing of the Concurrent Private Offering is not conditioned upon the closing of this offering of the notes. See "Summary—Concurrent Private Offering."

(9)
Includes adjustments related to unamortized debt discount and debt issuance costs. As a result, amounts do not sum.

(10)
We intend to use the net proceeds of this offering for general corporate purposes, which may include repayment, at maturity or upon conversion prior thereto, of our 0.35% Convertible Senior Notes due June 2020 and our 0.90% Convertible Senior Notes due September 2021. See "Use of Proceeds."

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in the following summary under the subheading "—Certain Definitions." For purposes of this description of notes, references to "Booking," the "Company," "we," "our" and "us" refer only to Booking Holdings Inc. and not to any of its subsidiaries.

        Booking will issue the notes under an indenture dated as of August 8, 2017 (the "indenture"), between itself and U.S. Bank National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the indenture and the notes. It does not restate the indenture in its entirety. We urge you to read the indenture, because it, and not this description, defines your rights as a holder of the notes. A copy of the indenture has been filed as an exhibit to our registration statement on Form S-3 filed with the SEC on August 8, 2017. You may also request copies of the indenture at our address set forth under the heading "Where You Can Find More Information" in this prospectus supplement.

General

  •
  The 2025 notes will bear interest from April 13, 2020 at a rate of 4.100% per annum payable semi-annually in arrears on April 13 and October 13 of each year, beginning on October 13, 2020. The 2027 notes will bear interest from April 13, 2020 at a rate of 4.500% per annum payable semi-annually in arrears on April 13 and October 13 of each year, beginning on October 13, 2020. The 2030 notes will bear interest from April 13, 2020 at a rate of 4.625% per annum payable semi-annually in arrears on April 13 and October 13 of each year, beginning on October 13, 2020.

  •
  The notes will be our senior unsecured obligations, ranking:

  •
  equal in right of payment with any other senior unsecured indebtedness of ours, including our other outstanding series of senior unsecured notes (including our outstanding convertible senior notes and any convertible notes issued pursuant to the Concurrent Private Offering) and any borrowings under our revolving credit facility;

  •
  senior in right of payment to any future indebtedness of ours that is contractually subordinated to the notes;

  •
  structurally subordinated to the existing and future indebtedness and other liabilities and commitments (including trade payables) of our subsidiaries; and

  •
  effectively subordinated to any secured indebtedness of ours to the extent of the value of the assets securing such indebtedness.

  •
  The notes will be issued in registered form without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

  •
  The notes will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.

  •
  The 2025 notes will mature on April 13, 2025, unless earlier redeemed or repurchased by us. The 2027 notes will mature on April 13, 2027, unless earlier redeemed or repurchased by us. The 2030 notes will mature on April 13, 2030, unless earlier redeemed or repurchased by us.

        The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. Our subsidiaries will not guarantee any of our obligations under the notes. Our operations are conducted through our subsidiaries and, therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the notes. The notes will be structurally subordinated to the existing and future indebtedness and other liabilities and commitments (including trade payables) of our subsidiaries. Any right we have to receive assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be structurally subordinated to the claims of that subsidiary's creditors, except to the extent that we are recognized as a creditor of the subsidiary. As of December 31, 2019, the aggregate amount of liabilities of our consolidated subsidiaries, excluding intercompany liabilities, was approximately $5.5 billion, to which the notes would be effectively subordinated. See "Risk Factors—Risks Relating to the Notes—The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries."

        We will initially issue $3,250,000,000 aggregate principal amount of notes in this offering. We may, without the consent of the holders, issue additional notes of any series under the indenture in the future with the same terms (except for the issue date, price to public and, if applicable, the initial interest payment date) and with the same CUSIP number as the other notes of such series in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with such series of notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. We may also from time to time repurchase the notes of any series in tender offers, open market purchases or negotiated transactions without prior notice to holders.

        The registered holder of a note will be treated as the owner of it for all purposes.

        Other than restrictions described under "—Certain Covenants" below, the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect holders.

        Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange.

Payments on the Notes; Paying Agent and Registrar

        We have initially designated U.S. Bank National Association as our paying agent, registrar and transfer agent where notes may be presented for payment. We may, however, change the paying agent or registrar without prior notice to the holders of the notes but with prior written notice to the trustee, and we may act as paying agent or registrar. If we issue notes in definitive form, interest on such notes will be payable (1) to holders holding an aggregate principal amount of notes of $1.0 million or less, by check mailed to the holders of those notes and (2) to holders holding an aggregate principal amount of notes of more than $1.0 million, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder's account, which application shall remain in effect until the holder notifies the registrar, in writing, to the contrary.

        We will pay the principal of and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.

Transfer and Exchange

        A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and/or the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

Interest

        The 2025 notes will bear interest at a rate of 4.100% per annum from April 13, 2020, or from the most recent date to which interest has been paid or duly provided for. The 2027 notes will bear interest at a rate of 4.500% per annum from April 13, 2020, or from the most recent date to which interest has been paid or duly provided for. The 2030 notes will bear interest at a rate of 4.625% per annum from April 13, 2020, or from the most recent date to which interest has been paid or duly provided for. Interest on each series of notes will be payable semi-annually in arrears on April 13 and October 13 of each year, beginning October 13, 2020.

        We will make each interest payment to the holders of record on the immediately preceding April 1 and October 1, respectively.

        Interest on the notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of the notes. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If any interest payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

Ranking

        The notes will be our general unsecured obligations and will rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated, which include our other outstanding series of senior unsecured notes (including our outstanding convertible senior notes and any convertible notes issued pursuant to the Concurrent Private Offering) and any borrowings under our revolving credit facility. The notes will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities and commitments (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from the proceeds of such assets, and there may not be sufficient assets remaining to pay amounts due on the notes then outstanding.

Optional Redemption

        On and after the applicable Par Call Date, we may redeem the notes of the applicable series in whole or in part, at our option at any time or from time to time, at a redemption price equal to 100% of the principal amount of the notes of the applicable series to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

        Prior to the applicable Par Call Date, we may redeem the notes of the applicable series in whole or in part, at our option at any time or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) as determined by a

Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon that would have been payable in respect of such notes calculated as if the maturity date of such notes was the applicable Par Call Date, not including any portion of payments of interest accrued to, but excluding, the date of redemption, discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points with respect to the 2025 notes, 50 basis points with respect to the 2027 notes, and 50 basis points with respect to the 2030 notes, plus, in the case of each of (1) and (2), accrued and unpaid interest on the notes of the applicable series, if any, to, but excluding, such redemption date.

        For purposes of calculating the redemption prices, the following terms will have the meanings set forth below.

        "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Price" means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

        "Comparable Treasury Issue" means, with respect to the notes of a series, the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming that such notes to be redeemed matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes (assuming that such notes matured on the applicable Par Call Date).

        "Par Call Date" means, with respect to the 2025 notes, March 13, 2025 (the date that is one month prior to the maturity date of the 2025 notes), with respect to the 2027 notes, February 13, 2027 (the date that is two months prior to the maturity date of the 2027 notes) and, with respect to the 2030 notes, January 13, 2030 (the date that is three months prior to the maturity date of the 2030 notes).

        "Quotation Agent" means the Reference Treasury Dealer appointed as such agent by us.

        "Reference Treasury Dealer Quotations" means, with respect to any Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

        "Reference Treasury Dealers" means each of (i) BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC or an affiliate or successor thereof, unless any such entity ceases to be a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"), in which case we shall substitute another Primary Treasury Dealer; and (ii) any two other Primary Treasury Dealers selected by us.

        If less than all of the notes of a series are to be redeemed, in the case of certificated notes, the trustee will select notes of the applicable series for redemption pro rata or by lot, or by a method that complies with applicable depositary requirements. In the case of global notes, the depositary in coordination with the paying agent may select global notes for redemption pursuant to its applicable procedures. The trustee, in the case of certificated notes, shall select notes and portions of notes in amounts of $2,000 and integral multiples of $1,000 in excess thereof. The depositary, in connection with the paying agent, in the case of global notes, shall select notes and portions of notes in amounts of $2,000 and integral multiples of $1,000 in excess thereof.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date. Unless we default in payment of the redemption price, on or after the redemption date, interest will cease to accrue on the notes called for redemption.

No Sinking Fund

        The notes will not be entitled to the benefit of any sinking fund.

Certain Covenants

        The indenture will contain covenants including, among others, the following:

Limitation on Liens

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien securing Indebtedness (the "Initial Lien") on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the notes (together with, at the option of the Company, any other Indebtedness of the Company or any of its Subsidiaries ranking equally in right of payment with the notes) are secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

        Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may create, assume, incur or guarantee Indebtedness secured by a Lien without equally and ratably securing the notes; provided that at the time of such creation, assumption, incurrence or guarantee, after giving effect thereto and to the retirement of any Indebtedness that is being retired substantially concurrently with any such creation, assumption, incurrence or guarantee, the sum of (a) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries secured by Liens other than Permitted Liens and (b) the Attributable Debt associated with all Sale/Leaseback Transactions of the Company and its Restricted Subsidiaries permitted by the last paragraph under "—Limitation on Sale/ Leaseback Transactions" below, does not at such time exceed the greater of (i) 20% of the Consolidated Net Tangible Assets of the Company measured at the date of incurrence of the Lien and (ii) $2.0 billion.

        Any such Lien thereby created in favor of the notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an affiliate of the Company of the property or assets secured by such Initial Lien.

Limitation on Sale/Leaseback Transactions

        The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

  (1)
  the Company or such Restricted Subsidiary would be entitled to create a Lien on such property securing the Attributable Debt associated with such Sale/Leaseback Transaction without equally and ratably securing the notes pursuant to the covenant described under "—Limitation on Liens";

  (2)
  the net proceeds of the sale of the property to be leased are at least equal to such property's fair market value, as determined by the Company's board of directors, and the proceeds are applied within 365 days of the effective date of the Sale/Leaseback Transaction to the purchase, construction, development or acquisition of assets or to the repayment of any Indebtedness of the Company that ranks equally with the notes or any Indebtedness of one or more Restricted Subsidiaries; provided that the amount required to be applied to the repayment of any such Indebtedness pursuant to this clause (2) shall be reduced by the principal amount of any notes delivered within 365 days after such sale to the trustee for retirement and cancellation;

  (3)
  such transaction was entered into prior to the Issue Date;

  (4)
  such transaction involves a lease for not more than three years (or which may be terminated by the Company or a Restricted Subsidiary within a period of not more than three years);

  (5)
  such transaction was for the sale and lease between only the Company and a Subsidiary of the Company or only between Subsidiaries of the Company; or

  (6)
  such transaction involves a sale and lease of property executed by the time of, or within 18 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

        Notwithstanding the restrictions outlined in the preceding paragraph, the Company and its Restricted Subsidiaries will be permitted to enter into Sale/Leaseback Transactions, without complying with the requirements of the preceding paragraph, if, after giving effect thereto, the aggregate amount of all Attributable Debt associated with Sale/Leaseback Transactions not otherwise permitted by the preceding paragraph that is outstanding at such time, together with the aggregate amount of all outstanding Indebtedness secured by Liens permitted under the second paragraph under "—Limitation on Liens" above, does not exceed the greater of (i) 20% of the Consolidated Net Tangible Assets of the Company measured at the date of the Sale/Leaseback Transactions and (ii) $2.0 billion.

Merger and Consolidation

        The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not the Company, is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture; and (iii) the resulting, surviving or transferee person, if not the Company, expressly assumes by supplemental indenture all of our obligations under the notes and the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, the Company under the indenture.

Events of Default

        An "Event of Default" with respect to a series of notes is defined in the indenture as:

  (1)
  default in any payment of interest on any note of such series when due and payable and the default continues for a period of 30 days;

  (2)
  default in the payment of principal of any note of such series when due and payable at its stated maturity, upon acceleration or otherwise;

  (3)
  failure by us to comply with our obligations under "—Certain Covenants—Merger and Consolidation";

  (4)
  failure by us for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes of such series then outstanding has been received to comply with any of our other covenants or agreements contained in the notes of such series or indenture;

  (5)
  default by us or any majority owned subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $75 million in the aggregate of the Company and/or any subsidiary, whether such debt now exists or shall hereafter be created, which default results in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by us or such subsidiary; or

  (6)
  certain events of bankruptcy, insolvency or reorganization (the "bankruptcy provisions") of the Company or any of our significant subsidiaries, as defined in Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on the date of the indenture.

        If an Event of Default with respect to any series of notes occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes of such series by written notice to us and the trustee, may, and the trustee at the written request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the notes of such series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. Upon an Event of Default arising out of the bankruptcy provisions, however, the aggregate principal amount and accrued and unpaid interest will be due and payable immediately.

        The holders of a majority in principal amount of the outstanding notes of a series may waive an existing default (except with respect to nonpayment of principal or interest or certain other matters) and may rescind any acceleration with respect to the notes of such series and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of and interest on the notes of such series that have become due solely by such declaration of acceleration, have been cured or waived.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity and/or security satisfactory to it against any loss, liability or expense.

        Except to enforce the right to receive payment of principal or interest when due, no holder may pursue any remedy with respect to the indenture or the notes of a series unless:

  (1)
  such holder has previously given the trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in principal amount of the outstanding notes of such series have requested the trustee in writing to pursue the remedy;

  (3)
  such holders have offered the trustee security and/or indemnity satisfactory to it against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding notes of such series have not given the trustee a direction that is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holder) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. The indenture provides that in the event an Event of Default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs.

        The indenture provides that if a default with respect to a series occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must send to each holder of such series notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note of a series, the trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders of such series. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.

Modification and Amendment

        Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes of all series under the indenture then outstanding and affected by such amendment, voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). Without the consent of each holder of an outstanding note affected, however, no amendment may, among other things:

  (1)
  make any change to the percentage of principal amount of the notes of such series the holders of which must consent to an amendment;

  (2)
  reduce the principal amount of, premium, or interest on, or extend the stated maturity or interest payment periods, of the notes of such series;

  (3)
  make any note of such series payable in money or securities other than as stated in such note;

  (4)
  impair the right to institute suit for the enforcement of any payment with respect to the notes of such series; or

  (5)
  waive a default in payment of principal of, premium, if any, or interest on the notes of such series or modify any provisions of the indenture relating to modification or amendment thereof.

        Without the consent of any holder, we and the trustee may amend the indenture with respect to a series of notes to, among other things:

  (1)
  evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the indenture and in the notes of such series;

  (2)
  surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of the notes of such series as our board of directors will consider to be for the protection of the holders of such series of notes, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the notes of such series to waive such default);

  (3)
  cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any note that may be defective or inconsistent with any other provision contained therein;

  (4)
  convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as will not adversely affect in any material respect the interests of any holders of the notes of such series;

  (5)
  modify or amend the indenture in such a manner as to permit or maintain the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

  (6)
  add guarantees with respect to the notes of such series or to secure the notes of such series;

  (7)
  add to, change, or eliminate any of the provisions of the indenture with respect to the notes of such series, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such note with respect to such provision or (b) become effective only when there is no such note outstanding;

  (8)
  evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the notes of such series and to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

  (9)
  make any change that does not adversely affect the rights of any holder in any material respect.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. The failure to give such notice to all the holders, or any defect in the notice, however, will not impair or affect the validity of the amendment. The principal amount of notes of any series issued under the indenture denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent, as determined by the Company by reference to the noon buying rate in The City of New York for cable transfers for such currency, as such rate is certified for customs purposes by the Federal Reserve Bank of New York (the "Exchange Rate") on the date of original issuance of such notes, of the principal amount of such notes.

Satisfaction and Discharge of the Indenture

        The indenture will generally cease to be of any further effect with respect to the notes of a series if (a) we have delivered to the trustee for cancellation all notes of such series (with certain limited exceptions) or (b) all notes of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such notes (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

Defeasance

        We may terminate at any time all our obligations with respect to the notes of a series and the indenture, which we refer to as "legal defeasance," except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. We may also terminate at any time our obligations with respect to the notes of a series under the covenants described under "—Certain Covenants" and the operation of certain Events of Default, which we refer to as "covenant defeasance." We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.

        If we exercise our legal defeasance option with respect to the notes of a series, payment of the notes of such series may not be accelerated because of an Event of Default with respect thereto. If we exercise the covenant defeasance option with respect to the notes of a series, payment of the notes of such series may not be accelerated because of an event of default specified in clause (3), clause (4) or clause (5) of the definition of "Event of Default."

        The legal defeasance option or the covenant defeasance option with respect to the notes of a series may be exercised only if:

  (1)
  we irrevocably deposit in trust with the trustee cash or U.S. Government obligations or a combination thereof for the payment of principal of and interest on the outstanding notes of such series to maturity or the applicable redemption date;

  (2)
  such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) binding on us;

  (3)
  no default or Event of Default has occurred and is continuing either (a) on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (b) insofar as defaults arising out of the bankruptcy provisions are concerned, at any time during the period ending on the 91st day after the date of deposit;

  (4)
  in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee stating that:

  a)
  we have received from the U.S. Internal Revenue Service (the "IRS") a letter ruling, or there has been published by the IRS a Revenue Ruling, or

  b)
  since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

    in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

  (5)
  in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee to the effect that the holders of the notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

  (6)
  we deliver to the trustee an opinion of counsel to the effect that on the 91st day after the date of deposit, the trust funds deposited will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (7)
  we deliver to the trustee an officers' certificate stating that the deposit was not made with the intent of preferring the holders of the notes of such series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any other of our creditors; and

  (8)
  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance have been complied with as required by the indenture.

        If we defease our obligations under the indenture, we will be released from our obligations under the provisions described under "—Certain Covenants."

Reports

        So long as any notes of a series are outstanding, we will furnish to the trustee and the holders of the notes of such series, within the time periods (including any extensions thereof) specified in the SEC's rules and regulations, copies of our annual report and quarterly reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Documents filed by us with the SEC via the EDGAR system will be deemed to have been furnished to the trustee and the holders of the notes of such series as of the time such documents are filed via EDGAR; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR.

Global Notes, Book-Entry Form

        Except as set forth below, notes will be issued in registered, global form, without interest coupons, which we refer to as "Global Notes." Global Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.

        The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC's nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to DTC, to a nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depositary Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of ours or of the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note of any series is exchangeable for Certificated Notes of such series in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof only if:

  (1)
  DTC notifies us that it is unwilling or unable to continue as depositary for such Global Notes or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 90 days after the date of such notice from DTC;

  (2)
  we, at our option and subject to the procedures of DTC, notify the trustee in writing that we elect to cause the issuance of Certificated Notes for such series; or

  (3)
  an Event of Default has occurred and is continuing with respect to the notes of the applicable series.

        In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same-Day Settlement and Payment

        We will make payments in respect of the notes represented by the Global Notes (including principal, interest and premium, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes (i) to holders having an aggregate principal amount of $1.0 million or less, by check mailed to such holder's registered address or (ii) to holders having an aggregate principal amount of more than $1.0 million, by check mailed to such holder's registered address or, upon application by a holder to the registrar not later than the relevant record date or in the case of payments of principal or premium, if any, not later than 15 days prior to the principal payment date, by wire transfer in immediately available funds to that holder's account within the United States (subject to surrender of the Certificated Note in the case of payments of principal or premium), which application shall remain in effect until the holder notifies the registrar to the contrary in writing. The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Information Concerning the Trustee

        We have appointed U.S. Bank National Association as the trustee under the indenture and as paying agent, registrar and transfer agent. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

Governing Law

        The notes and the indenture will be governed by, and construed in accordance with, the laws of the state of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Certain Definitions

        "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as of the time of determination, the present value (discounted at the implicit interest factor determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights. In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:

  (1)
  the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated); and

  (2)
  the Attributable Debt determined assuming no such termination.

        "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

        "Consolidated Net Tangible Assets" means, as of the time of determination, the aggregate amount of the assets of the Company and the assets of its Subsidiaries, determined on a consolidated basis, after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, in each case as reflected on the most recent consolidated balance sheet prepared by the Company in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q filed or any amendment thereto pursuant to the Exchange Act by the Company prior to the time as of which "Consolidated Net Tangible Assets" is being determined or, if the Company is not required to so file, as reflected on its most recent consolidated balance sheet prepared by the Company in accordance with GAAP.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:

  (1)
  statements and pronouncements of the Financial Accounting Standards Board;

  (2)
  such other statements by such other entity as approved by a significant segment of the accounting profession; and

  (3)
  the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Hedging Obligations" means:

  (1)
  interest rate swap agreements and other agreements designed to hedge or reduce the risk of interest rate fluctuations; and

  (2)
  agreements or arrangements designed to hedge or reduce the risk of fluctuations in currency exchange rates or commodity prices.

        "Indebtedness" means, with respect to any Person on any date of determination: the principal in respect of (A) indebtedness of such Person for money borrowed, including, without limitation, indebtedness for money borrowed evidenced by notes, debentures, bonds or other similar instruments and (B) all guarantees in respect of such indebtedness of another Person (it being understood, however, that indebtedness for money borrowed shall in no event include any amounts payable or other liabilities to trade creditors (including undrawn letters of credit) arising in the ordinary course of business). For the avoidance of doubt, Hedging Obligations are not Indebtedness.

        "Issue Date" means April 13, 2020, the date on which the notes are originally issued.

        "Lien" means any mortgage or deed of trust, charge, pledge, lien, privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other similar encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement); provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 18 months after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

  (2)
  Liens existing on the Issue Date;

  (3)
  Liens on assets (including shares of Capital Stock) of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other categories of assets owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

  (4)
  Liens on assets at the time such Person or any of its Subsidiaries acquires the assets, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such assets); provided, however, that the Liens may not extend to any other categories of assets owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

  (5)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary of such Person owing to such Person or to another Restricted Subsidiary of such Person;

  (6)
  Liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

  (7)
  Liens incurred to secure cash management services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

  (8)
  Liens created to secure the notes and Liens in favor of the trustee granted in accordance with the indenture;

  (9)
  Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, including Liens or trade letters of credit in favor of any governmental entity, including the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of any such entity, to secure partial, progress, advance or other payments pursuant to any contract or statute;

  (10)
  Liens on the Capital Stock of a Subsidiary that is not a Restricted Subsidiary;

  (11)
  purported Liens evidenced by the filing of precautionary UCC financing statements; and

  (12)
  any extensions, renewals or replacements of any Lien referred to in clauses (1) through (11) without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any fees, premiums or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (11) shall not extend to or cover any property of the Company or any of its Restricted Subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Restricted Subsidiary" means any Subsidiary other than:

  (1)
  any Subsidiary primarily engaged in financing receivables or in the finance business; or

  (2)
  any Subsidiary that is not a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X.

        "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

        "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

  (1)
  such Person;

  (2)
  such Person and one or more Subsidiaries of such Person; or

  (3)
  one or more Subsidiaries of such Person.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes as of the date of this prospectus supplement. Unless otherwise stated, this summary deals only with notes held as capital assets for U.S. federal income tax purposes by persons who purchase the notes for cash pursuant to this offering at their initial offering price.

        As used herein, a "U.S. Holder" means a beneficial owner of the notes that is for U.S. federal income tax purposes any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        The term "non-U.S. Holder" means a beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

        This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a tax-exempt organization;

  •
  an insurance company;

  •
  a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle for U.S. federal income tax purposes;

  •
  a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a person subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement;

  •
  a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor therein);

  •
  a U.S. Holder whose "functional currency" is not the U.S. dollar;

  •
  a "controlled foreign corporation";

  •
  a "passive foreign investment company"; or

  •
  a U.S. expatriate.

        This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those summarized below. No ruling from the IRS has been or is expected to be sought with respect to the matters discussed herein. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

        This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the tax consequences arising under other U.S. federal tax laws (such as estate and gift tax laws) or the effects of any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes.

        If any entity classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors.

        If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership of the notes, as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

Material Tax Consequences to U.S. Holders

        The following is a summary of material U.S. federal income tax consequences that will apply to U.S. Holders of the notes.

        Payments of Stated Interest.    Stated interest on a note generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

        Sale, Exchange, Redemption, Retirement, or Other Taxable Disposition of Notes.    Upon the sale, exchange, redemption, retirement, or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement, or other taxable disposition (less an amount equal to any accrued but unpaid stated interest, which will be treated as interest income to the extent not previously included in income) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will be your cost for that note.

        Your gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, redemption, retirement or other taxable disposition, you have held the note for more than one year. Capital gains of non-corporate U.S. Holders, including individuals, derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        Additional Tax on Net Investment Income.    The "net investment income" (or undistributed "net investment income," in the case of a trust or estate) of certain U.S. Holders that are individuals, trusts or estates and that have modified adjusted gross income (or adjusted gross income, in the case of a trust or estate) above a certain threshold (which in the case of an individual is between $125,000 and $250,000, depending on the individual's circumstances) is subject to a 3.8% tax, in addition to otherwise applicable U.S. federal income tax. "Net investment income" generally includes, among other things, interest income on and capital gain from the disposition of securities like the notes, subject to certain exceptions. If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of this tax to your investment in the notes.

Material Tax Consequences to Non-U.S. Holders

        The following is a summary of material U.S. federal income tax consequences that will apply to non-U.S. Holders of the notes.

        U.S. Federal Withholding Tax.    Subject to the discussion below regarding effectively connected income, FATCA and backup withholding, interest paid on a note to a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax under the "portfolio interest" exemption, provided that:

  •
  such interest is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an applicable IRS Form W-8 and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. Holders that are pass-through entities rather than corporations or individuals.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

  •
  IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) certifying interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "—U.S. Federal Income Tax").

        The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, redemption, retirement or other disposition of a note.

        U.S. Federal Income Tax.    Subject to the discussion below regarding backup withholding, any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

        Proceeds from a disposition of a note that represent accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above with respect to interest paid on a note.

        If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), then you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in "—U.S. Federal Withholding Tax" are satisfied) in generally the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.

Information Reporting and Backup Withholding

        U.S. Holders.    In general, information reporting requirements will apply to certain payments of interest and principal paid on the notes and to the proceeds of the sale or other disposition (including a redemption) of a note paid to you (unless you are an exempt recipient). Backup withholding may apply to such payments if you fail to provide a correct taxpayer identification number or a certification that you are not subject to backup withholding.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

        Non-U.S. Holders.    Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person, and such withholding agent has received from you the required certification that you are not a U.S. person as described above in the fifth bullet point under "Material Tax Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax." Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of notes within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are not a U.S. person (and the payor does not have actual knowledge or reason to know that you are a U.S. person), or you otherwise establish an exemption.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

FATCA Withholding

        Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% U.S. federal withholding tax may apply to any interest income paid on the notes to (i) a "foreign financial institution" (as defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a "non-financial foreign entity" (as defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding the "substantial United States owners" of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under "Material Tax Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. If you are a foreign financial entity or a non-financial foreign entity in a jurisdiction that has entered into an intergovernmental agreement with the United States, you may be subject to different rules. You should consult your own tax advisor regarding these rules and whether they may be relevant to your ownership and disposition of notes.

UNDERWRITING

        BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as joint book-running managers of this offering and as the representatives of the underwriters named below. Subject to the terms and conditions in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes of each series set forth opposite the underwriter's name.

Underwriters	Principal Amount of the 2025 Notes	Principal Amount of the 2027 Notes	Principal Amount of the 2030 Notes
BofA Securities, Inc.	$170,000,000	$127,500,000	$255,000,000
Deutsche Bank Securities Inc.	$170,000,000	$127,500,000	$255,000,000
Goldman Sachs & Co. LLC	$170,000,000	$127,500,000	$255,000,000
J.P. Morgan Securities LLC	$170,000,000	$127,500,000	$255,000,000
BNP Paribas Securities Corp.	$50,000,000	$37,500,000	$75,000,000
Citigroup Global Markets Inc.	$50,000,000	$37,500,000	$75,000,000
TD Securities (USA) LLC	$50,000,000	$37,500,000	$75,000,000
U.S. Bancorp Investments, Inc.	$50,000,000	$37,500,000	$75,000,000
Wells Fargo Securities, LLC	$50,000,000	$37,500,000	$75,000,000
HSBC Securities (USA) Inc.	$17,500,000	$13,125,000	$26,250,000
ICBC Standard Bank Plc	$17,500,000	$13,125,000	$26,250,000
Mizuho Securities USA LLC	$17,500,000	$13,125,000	$26,250,000
Standard Chartered Bank	$17,500,000	$13,125,000	$26,250,000

Total	$1,000,000,000	$750,000,000	$1,500,000,000

        Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

        ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

        The underwriting agreement provides that the underwriters' obligations to purchase the notes depend on the satisfaction of the conditions contained in the underwriting agreement, and that if any notes of a series are purchased by the underwriters, all of the notes of such series must be purchased. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part. The conditions contained in the underwriting agreement include the condition that all the representations and warranties made by us to the underwriters are true, that there has been no material adverse change in our condition or that of the financial markets and that we deliver to the underwriters customary closing documents.

        The following table shows the underwriting discounts to be paid to the underwriters by us in connection with this offering.

	Per Note	Total
4.100% Senior Notes due 2025	0.350%	$3,500,000
4.500% Senior Notes due 2027	0.400%	$3,000,000
4.625% Senior Notes due 2030	0.450%	$6,750,000

        The notes sold by the underwriters to the public will initially be offered at the applicable public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the notes to certain dealers at such price less a concession not in excess of 0.21% of the principal amount of the 2025 notes, 0.24% of the principal amount of the 2027 notes and 0.27% of the principal amount of the 2030 notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.10% of the principal amount of the 2025 notes, 0.125% of the principal amount of the 2027 notes and 0.15% of the principal amount of the 2030 notes, to certain other dealers. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The expenses of the offering, not including the underwriting discounts, are estimated to be approximately $1 million and are payable by us.

        Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. The underwriters are, however, under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of the notes in excess of the principal amount of the notes to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of the notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives of the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

        We have agreed to indemnify the underwriters against, or to contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the issuer, for which they received or will receive customary fees and expenses. Certain of the underwriters or their affiliates are agents and/or lenders under our credit facility. Additionally, certain of the underwriters of the notes offered hereby are also acting as initial purchasers in the Concurrent Private Offering. Also, certain of the underwriters of the notes offered hereby and/or their affiliates may hold our 0.35% Convertible Senior Notes due June 2020 and our 0.90% Convertible Senior Notes due September 2021, and may therefore receive a portion of the proceeds of this offering. See "Use of Proceeds." U.S. Bancorp Investments, Inc., one of the underwriters, is also an affiliate of the trustee.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or affiliates thereof may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

        The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

        Each underwriter has represented and agreed that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the notes or distribute this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as agreed to with us in advance of such offer, sale or delivery.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area and the United Kingdom

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the "EEA") or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); (ii) a customer within the meaning of Directive (EU) 2016/97 (the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation

(EU) 2017/1129 (the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement is for distribution only to, and is only directed at, persons who (i) are outside the United Kingdom, (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order"), (iii) fall within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issuance or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons in (i), (ii), (iii) and (iv) to the extent not prejudicing lawful distribution of this prospectus supplement to the foregoing, together being referred to as "relevant persons"). This prospectus is directed only at relevant persons and must not be acted or relied upon by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the Financial Instruments and Exchange Act) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial

Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

        The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 VALIDITY OF THE NOTES

        Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters with respect to the notes will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

        The financial statements incorporated by reference in this prospectus supplement from the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and includes an emphasis of matter paragraph referring to the Company's change in its method of accounting for the recognition and measurement of financial instruments in 2018 due to the adoption of an accounting standards update and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC's website at http://www.sec.gov and our website at http://www.bookingholdings.com. The information contained on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

        We are "incorporating by reference" into this prospectus supplement specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until the termination of this offering of the notes.

        We are "incorporating by reference" into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

  •
  our Definitive Proxy Statement on Schedule 14A filed on April 23, 2019 (to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018); and

  •
  our Current Report on Form 8-K, as filed with the SEC on April 8, 2020.

        We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Office of the General Counsel, Booking Holdings Inc., 800 Connecticut Avenue, Norwalk, Connecticut 06854, telephone: 203-299-8000, or you may visit our website at http://www.bookingholdings.com for copies of any such document. The information contained on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

        This prospectus supplement, the accompanying prospectus and information incorporated by reference herein or therein contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with this offering of notes. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

PROSPECTUS

THE PRICELINE GROUP INC.

Common Stock

Debt Securities

Preferred Stock

Warrants

Depositary Shares

Units

        The securities covered by this prospectus may be sold from time to time by The Priceline Group Inc. We may offer the securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement or free writing prospectus relating to the specific issue of securities, together with the documents we incorporate by reference, before you invest in any of these securities.

        Our common stock is traded on The NASDAQ Global Select Market under the symbol "PCLN."

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 2 of this prospectus. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated or deemed incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See "Plan of Distribution" on page 17. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Prospectus Dated August 8, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, which we refer to in this prospectus as the "SEC," using the "shelf" registration process under the Securities Act of 1933, as amended, which we refer to in this prospectus as the "Securities Act." Under the shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities in a manner not described herein, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution of the securities. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

        In this prospectus, unless the context otherwise requires, the terms "Priceline," "we," "our," "us" and the "Company" refer to The Priceline Group Inc., a Delaware corporation, whose shares of common stock are publicly traded on The NASDAQ Global Select Market under the symbol "PCLN," and its subsidiaries.

        References to "securities" include any security that we might sell under this prospectus or any prospectus supplement.

        We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or "U.S. GAAP." Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to "$" or "dollars" are to the lawful currency of the United States.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        Pursuant to this registration statement, we may offer, issue and sell securities as set forth on the cover page of this prospectus. Because we are a "well-known seasoned issuer," as defined in Rule 405 of the Securities Act, we may add to and offer additional securities by filing a prospectus supplement with the SEC at the time of the offer. In addition, we are able to add our subsidiaries and securities to be issued by them if we guarantee such securities.

        We are only responsible for the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

 THE PRICELINE GROUP INC.

        Our mission is to help people experience the world. We seek to achieve our mission by providing consumers, travel service providers and restaurants with worldwide leadership in online reservation and related services. We operate six primary, independently managed brands:

  •
  Booking.com—the world's leading brand for booking online accommodation reservations, based on room nights booked.

  •
  priceline.com—a leading hotel, rental car, airline ticket and vacation package reservation service in the United States.

  •
  KAYAK—a leading meta-search service allowing consumers to easily search and compare travel itineraries and prices, including airline ticket, accommodation and rental car reservation information.

  •
  agoda.com—a leading accommodation reservation service catering primarily to consumers in the Asia-Pacific region.

  •
  Rentalcars.com—a leading worldwide rental car reservation service.

  •
  OpenTable—a leading provider of restaurant reservation and information services to consumers and restaurant reservation management services to restaurants.

        The Priceline Group Inc. was formed as a Delaware limited liability company in 1997 and was converted into a Delaware corporation in July 1998. On April 1, 2014, the Company changed its name from priceline.com Incorporated to The Priceline Group Inc. Our common stock is listed on The NASDAQ Global Select Market under the symbol "PCLN". Our principal executive offices are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854.

RISK FACTORS

        Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by us described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional known material risks, we will include a discussion of those risks in the applicable prospectus supplement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and any free writing prospectus and the information incorporated or deemed to be incorporated herein or therein by reference contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the "Exchange Act," and the Securities Act. These forward-looking statements reflect the views of management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including the Risk Factors identified on page 2 of this prospectus and in the documents incorporated or deemed incorporated by reference; therefore, actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements.

        Expressions of future goals and expectations and similar expressions, including "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," are intended to identify forward-looking statements. Our actual results could differ materially from those described in the forward-looking statements for various reasons including the risks we face, which are more fully described under "Risk Factors" in this prospectus and in our annual report on Form 10-K for the year ended December 31, 2016 and Quarterly Report for the three months ended June 30, 2017, which are incorporated herein by reference. The following factors, among others, could cause our actual results to differ materially from those described in the forward-looking statements:

  •
  adverse changes in general market conditions for travel services;

  •
  the effects of increased competition;

  •
  fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;

  •
  our ability to expand successfully in international markets;

  •
  our performance advertising efficiency;

  •
  any change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;

  •
  our ability to respond to and keep up with the rapid pace of technological change;

  •
  IT systems-related failures and/or security breaches;

  •
  adverse changes in our relationships with travel service providers and restaurants;

  •
  the ability to attract and retain qualified personnel;

  •
  volatility in the price of our common stock; and

  •
  tax, legal and regulatory risks.

        Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, readers should carefully review the reports and documents we file or furnish from time to time with the SEC, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see "Where You Can Find More Information".

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include future repayments of indebtedness, share repurchases and corporate acquisitions, or for such other purposes as may be specified in the applicable prospectus supplement.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the years and periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to combined fixed charges and preferred stock dividends is presented.

	Six Months Ended June 30,	Six Months Ended June 30,	Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges(1)	11.3	11.1	12.3	17.5	27.6	23.8	24.1

(1)
For purposes of calculating our ratios of earnings to fixed charges, "Earnings" consist of (a) earnings before income taxes; and (b) fixed charges minus the net income attributable to noncontrolling interests, before tax. Fixed charges consist of interest expense and an estimate of the interest within our rental expense. Our fixed charges do not include any dividend requirements with respect to preferred stock because we do not have any shares of preferred stock outstanding.

DESCRIPTION OF COMMON STOCK

        Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock. Each outstanding share of common stock is fully paid and nonassessable.

DESCRIPTION OF DEBT SECURITIES

        The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

        We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of The Priceline Group Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and one or more trustees named in the prospectus supplement, which we refer to as the trustee. The indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

        The debt securities will represent direct, general obligations of The Priceline Group Inc. and:

  •
  may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

  •
  may be issued in one or more series with the same or various maturities;

  •
  may be issued at a price of 100% of their principal amount or at a premium or discount;

  •
  may be issued in registered or bearer form and certificated or uncertificated form; and

  •
  may be represented by one or more global notes registered in the name of a designated depositary's nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

        The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

  •
  the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series);

  •
  the price or prices of the debt securities of the series;

  •
  any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

  •
  the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

  •
  the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  the currency or currencies in which debt securities of the series will be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) or the principal office of the trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to debt securities of the series will be payable or the method of such payment, if by wire transfer, mail or other means;

  •
  the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

  •
  whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

  •
  if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

  •
  the obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

  •
  the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer's common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

  •
  if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series will be issuable;

  •
  if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

  •
  if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

  •
  any changes or additions to the provisions of the indenture dealing with defeasance;

  •
  if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

  •
  the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the "Trust Indenture Act," are applicable and any corresponding changes to provisions of the indenture as then in effect;

  •
  any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

  •
  if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

  •
  any trustee, authenticating or paying agent, transfer agent or registrar;

  •
  the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

  •
  the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

  •
  the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

  •
  with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee; and

  •
  any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

        The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

  •
  securities in bearer form;

  •
  debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

  •
  debt securities with respect to which principal or interest is payable in a foreign or composite currency;

  •
  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, or original issue discount debt securities; and

  •
  variable rate debt securities that are exchangeable for fixed rate debt securities.

        Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States or at the office of the trustee or the trustee's agent at which its corporate agency business is conducted, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

        All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

        The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

        Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary ("participants"). Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.

        Payments of principal, premium, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

  •
  any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

  •
  the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

  •
  any other matter relating to the actions and practices of the depositary, its nominee or its participants.

        Neither we, the trustee, any paying agent or registrar for such debt securities or any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

        We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name." Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement. See "Limitations on Issuance of Securities in Bearer Form" below.

        If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. The global security of a series shall also be exchangeable for individual debt securities of such series if an event of default with respect to such series of debt securities shall have happened and be continuing. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee, and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

  •
  as securities in registered form in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof if the debt securities are issuable as securities in registered form;

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  as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

  •
  as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

        The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

        If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

        Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

        Each of the following will constitute an event of default under the indenture with respect to any series of debt securities:

  •
  default in payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

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  failure to pay interest on the debt securities of that series within 30 days of the due date;

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  failure to comply with the obligations described under "—Mergers and Sales of Assets" below;

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  failure to comply for 60 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

  •
  certain events of bankruptcy, insolvency or reorganization affecting us.

        A prospectus supplement may omit, modify or add to the foregoing events of default.

        A default described under the fourth bullet above will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding debt securities notify us of the default and we do not cure such default within the time specified after receipt of such notice.

        If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, premium, if any, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

        The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

        Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity and/or security satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

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  such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request, and such holder or holders have offered reasonable security and/or indemnity against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

  •
  the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must mail to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.

        The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

        Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

        Subject to certain exceptions, the indenture or the debt securities may be amended with the consent of the holders of at least a majority in principal amount of the debt securities of all series under the indenture then outstanding and affected by such amendment, voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities). Without the consent of each holder of an outstanding debt security affected, however, no amendment may, among other things:

  •
  make any change to the percentage of principal amount of debt securities of any series the holders of which must consent to an amendment;

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  reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods of, any debt security;

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  make any debt security payable in money or securities other than that stated in such debt security;

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  make any change that adversely affects such holder's right to require us to purchase a debt security, if any;

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  impair the right to institute suit for the enforcement of any payment with respect to the debt securities;

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  in the case of any subordinated debt security or coupons pertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions; or

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  waive a default in payment of principal of, premium, if any, or interest on the debt securities of a series or modify any provisions of the indenture relating to modification or amendment thereof.

        Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

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  to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the indenture and in the debt securities;

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  to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our boards of directors will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default);

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  to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

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  to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as will not adversely affect in any material respect the interests of any holders of debt securities of any series;

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  to modify or amend the indenture in such a manner as to permit or maintain the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

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  to add to or change any of the provisions of the indenture to provide that securities in bearer form may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to securities in registered form or of principal, premium or interest with respect to securities in bearer form; or to permit securities in registered form to be exchanged for securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

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  in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

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  to add guarantees with respect to the debt securities or to secure the debt securities;

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  to make any change that does not adversely affect the rights of any holder in any material respect;

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  to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding;

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  to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

  •
  to establish the form or terms of debt securities and coupons of any series, as described under "—General" above.

Merger and Consolidation

        The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not The Priceline Group Inc., is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and (ii) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture; and (iii) the resulting, surviving or transferee person, if not The Priceline Group Inc., expressly assumes by supplemental indenture all of our obligations under the notes and the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, The Priceline Group Inc. under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

        Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

        In addition, we will have a "legal defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a "covenant defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

        The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

        The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

        The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of our restated certificate of incorporation relating to our preferred stock.

        We currently have 150,000,000 authorized shares of preferred stock, par value $0.01 per share. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the other securities. As of August 8, 2017, we had no shares of preferred stock outstanding.

        Pursuant to Delaware law and our restated certificate of incorporation, our board of directors has the authority to provide by resolution for the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, the number of shares constituting any series and the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of common stock. Our board of directors, in approving the issuance of a series of preferred stock and the applicable prospectus supplement, will set forth with respect to such series, the following:

  •
  the number of shares constituting such series;

  •
  the designation of such series;

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  the voting powers, if any, of the shares of such series; and

  •
  the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

        The terms of each series of preferred stock will be described in any prospectus supplement related to such series of preferred stock and will contain a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

DESCRIPTION OF WARRANTS

        The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those warrants will be described in the prospectus supplement relating to those warrants. Accordingly, for a description of the terms of a particular issue of warrants, reference must be made to both the prospectus supplement relating thereto and to the following description.

        We may issue warrants for the purchase of debt securities, preferred stock, common stock, depositary shares or units. Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of such warrants, including the following:

  •
  the title of such warrants;

  •
  the offering price for such warrants, if any;

  •
  the aggregate number of such warrants;

  •
  the designation and terms of the securities purchasable upon exercise of such warrants;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of a warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property) and the number of shares of common stock, preferred stock, depositary shares or units purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of such warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such warrants; and

  •
  any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of the terms of the depositary shares sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those depositary shares will be described in the prospectus supplement relating to those depositary shares. Accordingly, for a description of the terms of a particular issue of depositary shares, reference must be made to both the prospectus supplement relating thereto and to the following description.

General

  •
  We may, at our option, elect to offer fractional shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.

  •
  The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

  •
  The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF UNITS

        The following description of the terms of the units sets forth certain general terms and provisions of the units to which any prospectus supplement may relate. The particular terms of the units offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those units will be described in the prospectus supplement relating to those units. Accordingly, for a description of the terms of a particular issue of units, reference must be made to both the prospectus supplement relating thereto and to the following description.

        We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units.

        If we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

  •
  the title of any series of units;

  •
  identification and description of the separate constituent securities comprising the units;

  •
  the price or prices at which the units will be issued;

  •
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  •
  information with respect to any book-entry procedures;

  •
  a discussion of any material U.S. federal income tax considerations applicable to an investment in the units or any constituent security;

  •
  whether we will apply to have the units traded on a securities exchange or securities quotation system; and

  •
  any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

        We may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

  •
  through agents;

  •
  to or through underwriters;

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  through brokers or dealers;

  •
  directly by us to purchasers, including through a specific bidding, auction or other process; or

  •
  through a combination of any of these methods of sale.

        Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

        In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

  •
  purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

  •
  ordinary brokerage transactions; or

  •
  transactions in which the broker-dealer solicits purchasers.

        In addition, we may sell any securities covered by this prospectus in private transactions or under Rule 144 of, or pursuant to other exemptions from registration under, the Securities Act rather than pursuant to this prospectus.

        We may sell offered securities through agents designated by us from time to time. Any such agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement to the extent required. Unless indicated in the prospectus supplement, such agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

        In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

        In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

        At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

        In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

        Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

        The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

        The financial statements incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov and our website at http://www.pricelinegroup.com. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        We are "incorporating by reference" into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

        We are "incorporating by reference" into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017;

  •
  our Current Reports on Form 8-K filed on February 7, 2017, February 27, 2017, March 3, 2017, March 10, 2017, April 24, 2017, May 9, 2017, May 12, 2017, June 9, 2017, July 24, 2017 and August 8, 2017; and

  •
  the description of our common stock contained in the registration statement on Form 8-A filed on March 18, 1999 under Section 12(g) of the Exchange Act, as amended or supplemented by any subsequent filings on Form 8-K.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Office of the General Counsel, Priceline Group, 800 Connecticut Avenue, Norwalk, Connecticut 06854, telephone: 203-299-8000, or you may visit our website at http://www.pricelinegroup.com for copies of any such document.

        This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

$3,250,000,000

Booking Holdings Inc.

$1,000,000,000 4.100% Senior Notes due 2025

$750,000,000 4.500% Senior Notes due 2027

$1,500,000,000 4.625% Senior Notes due 2030

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	Deutsche Bank Securities	Goldman Sachs & Co. LLC	J.P. Morgan

BNP PARIBAS	Citigroup	TD Securities	US Bancorp	Wells Fargo Securities

Co-Managers

HSBC	ICBC Standard Bank	Mizuho Securities	Standard Chartered Bank

April 8, 2020